EXHIBIT 99.1

                           FOR BROKER DEALER USE ONLY

[LOGO]   DEARBORN CAPITAL
         MANAGEMENT, L.L.C                                           May 9, 2005




Dear Financial Advisor,

As the current "drought" in managed futures continues, Dearborn Capital Management, LLC thought it would be useful to re-examine and distribute a letter we first published last July 2004. In it we discuss how this asset class extracts profits from the marketplace and what performance characteristics investors and financial advisors can expect from managed futures. Recently the entire asset class has struggled. A few Financial Advisors have begun to ask if we think the markets have fundamentally changed. We firmly believe that is not the case. A close examination of our 16 year track record reveals that drawdown periods such as these have occurred from time to time, followed by periods of good performance. While we cannot guarantee these markets will "normalize" anytime soon, we do feel strongly that over time a judicious portfolio allocation to this asset class will be rewarded.


Managed futures have enjoyed a resurgence in interest over the past few years as investors have begun to grasp the potential diversification benefits this asset class can provide to one's portfolio. While this is certainly a welcomed development to participants in this market, it also is a double-edged sword as many new investors are not familiar with the characteristics of the dominant trading strategy employed by many of the trading advisors in this industry. This trading strategy is known as trend following. Trend following is a reactive trading strategy, rather than a predictive one. In other words, positions are entered into or exited from in reaction to price movement; there is no prediction of future price. Trends are not generally discovered until they are well-established and not exited from until they are over. Grant Park Futures Fund is a multiple-manager fund which employs several trading advisors, all employing proprietary, systematic trend following systems in various forms. It is the strong belief of Grant Park's General Partner, Dearborn Capital Management, LLC, that trend following is a strategy that can produce attractive returns over the long term. One of the less attractive aspects of this trading strategy, and a situation Grant Park and many other participants have been experiencing over the last few months, however, is drawdowns. Drawdowns are defined as the percentage retrenchment from peak to valley in the value of the fund, and typically emerge following strong periods of performance as experienced by Grant Park in the previous two quarters as well as the previous four years. While no investor enjoys an erosion of equity in their account, market fluctuation is to be expected from time to time, and this current drawdown period is within our historical range.

Grant Park's portfolio of trading advisors aims to exploit the tendency of markets to trend through the use of their proprietary systematic trading systems. These systems are strictly adhered to in all market scenarios. However, markets don't always behave the way we would like them to, and are sometimes choppy and prone to random price movements that can last for extended periods of time. While these types of markets are challenging for those employing




555 West Jackson Blvd, Suite 600                (312) 756-4450 o (800) 217-7955
Chicago, IL  60661                                         o FAX (312) 756-4452
                                              e-mail: funds@dearborncapital.com
                                               website: www.dearborncapital.com

                           FOR BROKER DEALER USE ONLY

trend following strategies, it is our belief that these periods are typically precursors to periods of strong long-term price trends. This is why our trading advisors continue to trade, albeit at reduced leverage, throughout a drawdown. It is imperative that they remain active as it is unclear exactly when or in which markets the trends will first develop. The basic rule of thumb in trend following is to "cut losses" and "let profits run." It is also important to note that trend following is an absolute return strategy. There are no targeted monthly or quarterly returns. The strategy takes what the markets provide. If the trading systems are in sync with the market action, significant gains can be made in a short period of time. It is the General Partner's experience that in this type of system, periods of flat or negative performance may be followed by periods of significant gains, as illustrated in the following table:



     Grant Park (A Units) 10 Worst Monthly Drawdowns and 12 Month Recovery

                     (Data updated through April 30, 2005)

                                                           12 Month Recovery
Drawdown          Start Date          Valley Date           from Valley Date
--------          ----------          -----------          -----------------

(38.87%)            May-89              Oct-89                  303.33%

(37.34%)            Nov-90              Aug-91                   43.85%

(36.88%)            May-95              Oct-95                   20.95%

(23.65%)            Feb-04              Aug-04                    N/A

(21.84%)            Dec-93              Feb-94                   65.28%

(21.36%)            Sep-98              Jul-00                   23.39%

(16.24%)            Jun-94              Oct-94                   16.31%

(15.80%)            Apr-90              May-90                   39.57%

(12.96%)            Oct-01              Apr-02                   28.58%

 (9.51%)            Mar-89              Apr-89                   87.70%

           This table was prepared by Dearborn Capital Management, LLC
                 ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR
                 CLASS A UNITS AND IS NET OF FEES AND EXPENSES


Managed futures do not provide a smooth equity curve; rather profits are usually generated in short bursts marked by subsequent flat periods and/or drawdowns. While Grant Park may often be cited for its strong returns since its inception fifteen years ago, imbedded in that performance are many drawdown periods. In fact, 87% of the months in Grant Park's trading history fall into the category of either drawdown or recovery from drawdown. That leaves only 13% of the months where Grant Park is actually making new historical highs (see table on subsequent page).
















555 West Jackson Blvd, Suite 600                (312) 756-4450 o (800) 217-7955
Chicago, IL  60661                                         o FAX (312) 756-4452
                                              e-mail: funds@dearborncapital.com
                                               website: www.dearborncapital.com

                           FOR BROKER DEALER USE ONLY

                       Monthly Drawdowns Since Inception

                               Grant Park A Units

                     (Data updated through April 30, 2005)

Drawdown          Length          Recovery          Peak          Valley
--------          ------          --------          ----          ------

(38.87%)             5                5            May-89         Oct-89
(37.34%)             9               20            Nov-90         Aug-91
(36.88%)             5               34            May-95         Oct-95
(23.65%)             6               N/A           Feb-04         Aug-04
(21.84%)             2                3            Dec-93         Feb-94
(21.36%)            22                8            Sep-98         Jul-00
(16.24%)             4                4            Jun-94         Oct-94
(15.80%)             1                2            Apr-90         May-90
(12.96%)             6                2            Oct-01         Apr-02
 (9.51%)             1                1            Mar-89         Apr-89
 (9.16%)             2                2            Aug-93         Oct-93
 (8.41%)             2                3            Sep-02         Nov-02
 (7.49%)             3                4            Mar-01         Jun-01
 (7.47%)             1                2            Feb-03         Mar-03
 (3.29%)             1                1            Jan-89         Feb-89
 (2.34%)             1                1            May-93         Jun-93
 (1.75%)             2                3            May-03         Jul-03
 (0.91%)             1                1            Oct-03         Nov-03

                    74               96             170

% OF TOTAL MOS:     38%              49%             87%

TOTAL # OF MOS:                                     196


           This table was prepared by Dearborn Capital Management, LLC
                 ALL PERFORMANCE REPORTED FOR GRANT PARK IS FOR
                 CLASS A UNITS AND IS NET OF FEES AND EXPENSES


The peak to valley portion of the drawdown refers to the period (in months) from the previous historical high to the subsequent low. The recovery period defines the length of time it took Grant Park to achieve a new historical high. Therefore, it is not uncommon as Grant Park exits a profitable period for it to be in a drawdown, or recovery from a drawdown, for a number of months. The key is to understand that this is a normal cycle. Trends often appear very subtly at first, hardly recognizable amid the noise of general price discovery. The automated systems employed by Grant Park's trading advisors attempt to pick up the seemingly imperceptible beginnings and establish a small position. If the trend is not confirmed, the position will be exited on a stop. However, if the trend is confirmed, positions may be increased depending on the momentum of the trend. Even at this point, the developing trend may be below the radar screen of many market participants. In fact, often times once the story of a trending market becomes widely known, the bulk of the trend is over. That is why it is important to allow the systems to work even in periods of unprofitably. Because we don't know which markets will trend or when the trend will begin, the mechanisms are there to identify and capture the developing trends as they occur.




555 West Jackson Blvd, Suite 600                (312) 756-4450 o (800) 217-7955
Chicago, IL  60661                                         o FAX (312) 756-4452
                                              e-mail: funds@dearborncapital.com
                                               website: www.dearborncapital.com

                           FOR BROKER DEALER USE ONLY

While we cannot be certain when new longer-term trends will emerge, we remain confident that our portfolio of trading advisors will have the discipline to adhere to their strategies. We believe these strategies have served Grant Park well during our fifteen-year history. We would also like to assure you that each of Grant Park's trading advisors conducts ongoing research to enable them to continue to learn from the experiences the markets provide.


Thank you for your continued support of the Grant Park Futures Fund LP. Should you have any questions regarding the Fund or the asset class in general, we urge you to call our offices.


Sincerely,


/s/ David Kavanagh


David Kavanagh
President


              Class B Units: 7.96% Annual Expense break-even level Class A Units: 6.90% Annual Expense break-even level (refer to the prospectus for a detailed fee schedule)

     Performance statistics reflected for Grant Park above are that of the A
       Units. Most new investors are expected to invest in Class B Unites, which carry an additional 1.06% in fees and expenses over the A Units.
       Had the additional fees and expenses of the B Units been reflected performance for the A Units would have been lower.



              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY
























555 West Jackson Blvd, Suite 600                (312) 756-4450 o (800) 217-7955
Chicago, IL  60661                                         o FAX (312) 756-4452
                                              e-mail: funds@dearborncapital.com
                                               website: www.dearborncapital.com